Exhibit 99.8

SUPPLEMENTAL CONFIRMATION

Date: November 22, 2005

To: RH Financial Corporation

Facsimile Number: 314-877-7748

Attention: Charles G. Huber, Jr.

From: Bank of America, N.A. (“Party A”)

Facsimile Number: 212-230-8610

The purpose of this communication (this “Supplemental Confirmation”) is to set forth the terms and conditions of the Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the letter agreement dated as of October 31, 2005 (the “Confirmation”) between you and us.

1.             The definitions and provisions contained in the Equity Definitions and in the Confirmation are incorporated into this Supplemental Confirmation. In the event of any inconsistency between the Equity Definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

2.             All provisions contained in the Agreement (as modified and as defined in the Confirmation) shall govern this Supplemental Confirmation except as expressly modified below.

3.             The parties intend that the Confirmation, as supplemented by this Supplemental Confirmation, constitutes a “Final Agreement” as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan. L. Beller to Michael Hyatte of the staff of the Securities and Exchange Commission (the “Staff’) to which the Staff responded in an interpretive letter dated December 20,1999.

4.             The terms of the particular Transaction to which this Supplemental Confirmation relates are as follows:

Reference Number: NY - 20378

Trade Date: November 22, 2005

Initial Price: U.S. $34.5878

Floor Price: U.s. $34.5878

Cap Price: U.S. $42.3335

Base Amount: 890,000 Shares

Maturity Date: November 21, 2008

Purchase Price: U.S. $26,544,303.35

Payment Date: November 28, 2005

Yours sincerely,

BANK OF AMERICA, N.A.

By:      /s/ Debra L. Marvin

Name:	Debra L. Marvin
Title:	Authorized Signatory

Receipt confirmed:

RH FINANCIAL CORPORATION

By:	/s/ Scott Monette
Name:	Scott Monette
Title:	Treasurer